SCHEDULE 14C
                                 (Rule 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION
        Information Statement Pursuant to Section 14(c) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

[ ] Preliminary Information Statement         [ ]  Confidential, for Use of the
                                                   Commission only (as permitted
                                                   by Rule 14c-5(d)(2)

[X] Definitive Information Statement

                                SURGILIGHT, INC.
                                ----------------
                  (Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box)

[X] No fee required.

[ ] $125 per Exchange Act Rules 0-11(c)1(ii), or 14c-5(g)

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement:

(3) Filing Party:

(4) Date Filed:

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                                SURGILIGHT, INC.
                         12001 Science Drive, Suite 140
                             Orlando, Florida 32826

                             INFORMATION STATEMENT
                            (Dated January 14, 2000)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
 THE AMENDMENT, DEFINED BELOW, HAS ALREADY BEEN APPROVED BY WRITTEN CONSENT OF
   THE SHAREHOLDERS HOLDING A MAJORITY OF THE COMPANY'S OUTSTANDING SHARES OF
      COMMON STOCK. A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.

                                     GENERAL

This Information Statement is first being furnished on or about January 14, 2000, to holders of record of the common stock, $.0001 par value per share ("Common Stock"), of SurgiLight, Inc., a Delaware corporation (the "Company"), in connection with the amendment (the "Amendment") of the Company's Certificate of Incorporation, (the "Certificate of Incorporation"), to increase the number of authorized shares of Common Stock of the Company to 30,000,000 shares and to effect a two-for-one forward split of the issued and outstanding shares of Common Stock.

         The Board of Directors of the Company (the "Board") has approved, and the shareholders owning a majority of the issued and outstanding shares of Common Stock outstanding as of January 14, 2000, have consented in writing to the Amendment. Such approval and consent are sufficient under Section 228 of the Delaware General Corporation Law and the Company's Bylaws to approve the Amendment. Accordingly, the Amendment will not be submitted to the other Company stockholders for a vote, and this Information Statement is being furnished to stockholders solely to provide them with certain information concerning the Amendment in accordance with the requirements of Delaware law and the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, including particularly Regulation 14C.

         The Amendment will be effective as of January 25, 2000.

         The principal executive offices of the Company are located at 12001 Science Drive, Suite 140, Orlando, Florida 32826, and the Company's telephone number is (407) 482-4555.

                           AMENDMENT TO THE COMPANY'S
                          CERTIFICATE OF INCORPORATION
                   TO INCREASE THE NUMBER OF AUTHORIZED SHARES
                               OF THE COMPANY AND
                        TO EFFECT A 2-FOR-1 FORWARD SPLIT
                         OF THE OUTSTANDING COMMON STOCK

         The Board has approved the Amendment to increase the number of authorized shares of Common Stock of the Company and to effect a two-for-one forward split ("Forward Split") of the issued and outstanding shares of Common Stock, par value $.0001 per share ("Existing Common"). A copy of the Certificate of Amendment effecting the increase in shares and Forward Split, in substantially the form to be filed with the Department of State of Delaware, is provided below. The majority stockholders of the Company as of January 14, 2000, the date of this Information Statement, have consented to the increase in authorized shares and Forward Split and to the Amendment, which is expected to become effective as of January 25, 2000 (the "Effective Date"). Pursuant to the Forward Split, each one share of Existing Common issued and outstanding immediately prior to the Effective Date will be reclassified as, and exchanged for, two shares of newly issued Common Stock, par value $.0001 ("New Common").

         The Forward Split will not materially affect the proportionate equity interest in the Company of any holder of Existing Common or the relative rights, preferences, privileges or priorities of any such stockholder. In addition, the approximately 82,000 shares issuable upon exercise of the Company's outstanding options,

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and the exercise price per share, will be proportionately adjusted, and the par value per share of the Common Stock will not be changed.

PURPOSE AND EFFECT OF THE FORWARD SPLIT

         The primary purpose of the Forward Split is to increase the tradability of the Company's Common Stock by increasing the number of shares outstanding, thereby reducing the price per share at which the Common Stock is trading.

         The Company does not anticipate any change in the Company's status as a reporting company for federal securities law purposes as a result of the Forward Split.

         The New Common issued pursuant to the Forward Split will be fully paid and non-assessable. All shares of New Common will have the same par value, voting rights and other rights as shares of the Existing Common have. Stockholders of the Company do not have preemptive rights to acquire additional shares of Common Stock that may be issued. The Company has no definitive plans or commitments to issue additional shares of Common Stock.

STOCK CERTIFICATES AND FRACTIONAL SHARES

         The Forward Split will occur on the Effective Date without any further action on the part of stockholders of the Company and without regard to the date or dates on which certificates representing shares of Existing Common actually are surrendered by each holder thereof for certificates representing the number of shares of the New Common which each such stockholder is entitled to receive as a consequence of the Forward Split. After the Effective Date of the Forward Split, each certificate representing shares of Existing Common will be deemed to represent two shares of New Common. Certificates representing shares of New Common will be issued in due course as old certificates are tendered for exchange or transfer to Signature Stock Transfer, 14675 Midway Road, Suite 221, Dallas, TX 75244, (the "Exchange Agent" or "Transfer Agent"), telephone number:
972-788-4193.

SOURCE OF FUNDS; NUMBER OF HOLDERS

         The funds required to purchase the fractional shares are available and will be paid from the current cash reserves of the Company. The Company cannot predict with certainty the number of fractional shares or the total amount that the Company will be required to pay for fractional share interests. However, it is not anticipated that the funds necessary to effect the cancellation of fractional shares will be material.

         As of January 14, 2000, there were approximately 250 holders of record of Existing Common. The Company does not anticipate that, as a result of the Forward Split, the number of holders of record or beneficial owners of Existing Common or New Common will change significantly.

EXCHANGE OF STOCK CERTIFICATES

         On or around the Effective Date, the Company will send to each stockholder of record as of the Effective Date a transmittal form (the "Transmittal Form") that each such stockholder of record should use to transmit certificates representing shares of Existing Common ("Old Certificates") to the Exchange Agent for exchange or transfer. The Transmittal Form contains instructions for the surrender of Old Certificates to the Exchange Agent in exchange for certificates representing the appropriate number of whole shares in New Common. No new certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates together with a properly completed and executed Transmittal Form to the Exchange Agent.

         Upon proper completion and execution of the Transmittal Form and its return to the Exchange Agent together with all of a stockholder's Old Certificates and/or an Affidavit of Loss for any lost or destroyed certificates, as applicable, that stockholder will receive a new certificate or certificates representing the number of whole shares of New Common into which the shares of Common Stock represented by the Old Certificates are being converted as a result of the Forward Split. Until surrendered to the Exchange Agent,

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Old Certificates retained by stockholders will be deemed for all purposes, including voting and payment of dividends, if any, to represent the number of whole shares of New Common to which such stockholders are entitled as a result of the Reverse Split. Stockholders should not send their Old Certificates to the Exchange Agent until after the Effective Date. Shares of Existing Common surrendered after the Effective Date will be replaced by certificates representing shares of New Common as soon as practicable after such surrender.

         Certificates representing shares of Existing Common which contain a restrictive legend will be exchanged for New Common with the same restrictive legend. As applicable, the time period during which a stockholder has held the Existing Common will be included in the time period during which such stockholder actually holds the New Common received in exchange for such Existing Common for the purposes of determining the term of the restrictive period applicable to the New Common.

OPTIONS

         The Company has outstanding various options to acquire up to an aggregate of approximately 82,000 shares of Common Stock at various exercise prices. The amount of Common Stock issuable pursuant to these options will be increased to two times the previous amounts and the per share exercise prices will be decreased accordingly.

FEDERAL INCOME TAX CONSEQUENCES

         Except as described below with respect to cash received in lieu of fractional share interests, the receipt of New Common in the Forward Split should not result in any taxable gain or loss to stockholders for federal income tax purposes. The tax basis of New Common received as a result of the Forward Split (when added to the basis for any fractional share interests to which a stockholder is entitled) will be equal, in the aggregate, to the basis of the Existing Common exchanged for New Common. The per share tax basis of the New Common is based on the tax basis of the Existing Common for which the New Common is exchanged. For purposes of determining whether short-term or long-term capital gains treatment will be applied to a stockholder's disposition of New Common subsequent to the Forward Split, a stockholder's holding period for the shares of Existing Common will be included in the holding period for the New Common received as a result of the Reverse Split. A stockholder who receives cash in lieu of fractional shares of New Common will be treated as first receiving such fractional shares and then receiving cash as payment in exchange for such fractional shares of New Common and, except for dealers, will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the adjusted basis of such fractional shares.

THE DISCUSSION SET FORTH ABOVE CONCERNING CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE FORWARD SPLIT IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. ALL STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS AS TO ANY FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES APPLICABLE TO THEM WHICH COULD RESULT FROM THE REVERSE SPLIT.

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                                  EFFECTIVENESS

         The Company reserves the right, upon notice to stockholders, to abandon or modify the proposed Amendment and the Forward Split at any time prior to the filing of the Amendment upon consent of the Board and the holders of a majority of the Existing Common then issued and outstanding.

                                APPROVAL REQUIRED

         The approval of a majority of the outstanding stock entitled to vote will be necessary to approve the proposed amendment. At the date of this Information Statement, there were approximately 10,718,000 shares of Common Stock outstanding. As discussed above, the Company's Board of Directors has obtained written consents for the amendment to the Certificate of Incorporation from stockholders owning approximately 7,432,000 shares voted for the Amendment, representing approximately 69% of the votes of the Company's outstanding stock. The Board of Directors does not intend to solicit any proxies or consents from any other stockholders in connection with the Amendment.

                                             By Order of the Board of Directors,

                                             J.T. Lin, President
                                             Dated January 14, 2000

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                                    EXHIBIT A

                    AMENDMENT TO CERTIFICATE OF INCORPORATION

         1.       Section 1 (a) of the Fourth Article is amended as follows:

                           (a) COMMON STOCK. The aggregate number of shares of Common Stock which the corporation shall have authority to issue is 30,000,000 with a par value of $.0001 per share.

         2. Section 2 of the Fourth Article of the Certificate of Incorporation is amended by adding the following paragraph at the end thereof:

                  Effective as of January 25, 2000 (the "Effective Date"), all outstanding shares of Common Stock of the Corporation automatically shall be subdivided at the rate of two-for-one (the "Forward Split") without the necessity of any further action on the part of the holders thereof or the Corporation, provided, however, that the Corporation shall, through its transfer agent, exchange certificates representing Common Stock outstanding immediately prior to the Effective Date of the Forward Split (the "Existing Common") into new certificates representing the appropriate number of shares of Common Stock resulting from the subdivision ("New Common"). No fractional shares, but only whole shares of New Common, shall be issued to any holder of any number of shares which, when divided by two (2), does not result in a whole number. In lieu of fractional shares, the Corporation has arranged for its transfer agent (the "Exchange Agent") to remit payment therefor on the following terms and conditions:

                  The par value of the Common Stock shall remain as otherwise provided in the Fourth Article of this Certificate of Incorporation and shall not be modified as a result of the Forward Split.

         From and after the Effective Date, the term "New Common" as used in this Fourth Article shall mean Common Stock as provided in the Certificate of Incorporation.